Exhibit 10.2

FIRST AMENDMENT TO SHARE EXCHANGE AGREEMENT

THIS FIRST AMENDMENT TO SHARE EXCHANGE AGREEMENT is made and entered into as of September 12, 2022 (this “Amendment”), Petrocorp Inc., a Delaware corporation, MEA Testing Systems Ltd., a corporation established in the State of Israel (the “Company”), and certain shareholders of the Company.

W I T N E S S E T H:

WHEREAS, Petrocorp Inc., the Company and certain shareholders of the Company are parties to a certain Share Exchange Agreement, dated as of July 26, 2022 (as at any time amended, restated, supplemented or otherwise modified, the “Exchange Agreement”; capitalized terms used herein not otherwise defined shall have the meanings ascribed to such terms in the Exchange Agreement), pursuant to which, among others, certain shareholders of the Company will be exchanging their shares in the Company for newly issued shares of the Parent so that the Company becomes a majority stockholder of the Parent; and

WHEREAS, the Parties desire to amend the Exchange Agreement on the terms and subject to the conditions as hereinafter set forth.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby severally acknowledged, the Parties hereto, intending to be legally bound hereby, agree as follows:

1. Amendment to Purchase Agreement. The Exchange Agreement is hereby amended as follows:

(a) All references to the “Exchange Ratio” in the Exchange Agreement are amended to be 1 ordinary share for 18.96 shares of common stock, par value $0.0001 per share, of Parent and (b) every 5 preferred shares of the Company for 1 newly issued preferred share of Parent - each preferred share of the Parent will be convertible to 93.20 shares of common stock of the Parent and with other rights and designations identical to those held by the preferred shareholders of the Company immediately prior to the Closing.

2. Ratification and Reaffirmation. Except as otherwise expressly provided in this Amendment, the Exchange Agreement shall remain in full force and effect and is hereby ratified and reaffirmed in all respects.

3. Reference to Purchase Agreement. Upon the effectiveness of this Amendment, each reference in the Exchange Agreement to “this Agreement,” “hereunder,” or words of like import shall mean and be a reference to the Exchange Agreement, as amended by this Amendment.

4. Further Assurances. Each Party agrees to take such further actions as the other Parties shall reasonably request from time to time in connection herewith to evidence or give effect to the amendments set forth herein or any of the transactions contemplated hereby.

5. Counterparts; Facsimile Signatures. This Amendment may be executed in any number of counterparts and by different Parties to this Amendment on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a Party by facsimile or other electronic transmission shall be deemed to be an original signature hereto.

6. Headings. The section headings herein are for convenience only and shall not affect the construction hereof.

7. Governing Law. Any and all disputes among the Parties relating to (i) the interpretation of the provisions of this Amendment or any other matters not provided for in (ii) shall be brought either in the courts located in the State of Israel or in the United States and (ii) corporate and securities matters relating to this Amendment and the Transaction shall be brought exclusively in the courts of the United States. This Amendment shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of laws of any jurisdictions other than those of the State of New York, except that the provisions of the laws of the State of Delaware shall apply with respect to the rights and duties of the Board of Directors of the Parent and where such provisions are otherwise mandatorily applicable.

8. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns.

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IN WITNESS WHEREOF, the Parties hereto have caused this First Amendment to Share Exchange Agreement to be duly executed as of the day and year first above written.

MEA TESTING SYSTEMS LTD.

By:	/s/ Menachem Shalom
Name:	Menachem Shalom
Title:	CEO

PETROCORP INC.

By:	/s/ Doron Yom Tov
Name:	Doron Yom Tov
Title:	CEO

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